JOHN WILEY & SONS, INC.

UNANIMOUS WRITTEN CONSENT OF THE
BENEFITS ADMINISTRATION BOARD

The undersigned, being all the members of the Benefits Administration Board (the “Benefits Board”) appointed under the provisions of the Deferred Compensation Plan of John Wiley & Sons, Inc. (the “Plan”) and acting in their settlor capacities pursuant to the authority granted by the Board of Directors of John Wiley & Sons, Inc. (the “Board”), do hereby unanimously consent to the adoption of the following resolutions with respect to the Plan.

WHEREAS, John Wiley & Sons, Inc. (the “Company”) maintains the Plan to provide a select group of management and other highly compensated employees of the Company with the opportunity to defer receipt of a portion of their salary and bonus and to provide a means of restoring Company matching contributions lost under the John Wiley & Sons Inc. Employees’ Savings Plan due to the application of the limitations imposed on tax-qualified plans by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, at a meeting held on July 15, 2021, the Benefits Board approved the proposal to increase the amount of salary that a Plan participant may defer from 25% to 75% of Base Salary (as defined in the Plan); and

WHEREAS, pursuant to the Unanimous Written Consent of the Board in May 2021 and effective March 24, 2021, the Benefits Board was granted the authority to amend the Plan, as it deems necessary, appropriate or desirable, to conform to the requirements of law or facilitate the administration of the Plan, and such other amendments that effectuate and support the purposes and objectives of the Plan provided that the cost of such other amendments is deemed immaterial as determined by the Benefits Board with the advice of counsel; and

WHERAS, the Benefits Board deems it necessary, appropriate or desirable to amend the Plan as set forth below.
NOW, THEREFORE be it:

RESOLVED, that, Section 3.02(a) is amended effective January 1, 2022 by the addition of the following sentence at the end thereof:

“On and after January 1, 2022, an Eligible Executive may defer up to 75% of Base Salary and up to 100% of Bonus.”

This consent may be executed in any number of counterparts which together shall constitute one and the same consent.